UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 5, 2015

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26901 Malibu Hills Road

Calabasas Hills, California 91301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(818) 871-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02        DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 5, 2015, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of The Cheesecake Factory Incorporated (the “Company”) approved the following base salaries for the executive officers of the Company whose names and titles are listed below. Such base salaries are effective March 5, 2015.

Name	Title	Amount
David Overton	Chairman of the Board and Chief Executive Officer	$995,000
David M. Gordon	President	$545,000
W. Douglas Benn	Executive Vice President and Chief Financial Officer	$499,500
Debby R. Zurzolo	Executive Vice President, General Counsel and Secretary	$466,500
Max S. Byfuglin	President, The Cheesecake Factory Bakery, Inc.	$412,000

The Compensation Committee also approved grants of stock options and restricted shares of the Company’s common stock to each of the executive officers of the Company whose names and titles are listed below under the terms of the Company’s stockholder approved 2010 Stock Incentive Plan, dated February 25, 2010, as amended on February 26, 2013 and May 29, 2014 (“2010 Stock Incentive Plan”), as follows:

Name	Number of Stock Options	Number of Restricted Shares
David Overton	135,000	35,000
David M. Gordon	25,500	7,700
W. Douglas Benn	14,500	5,200
Debby R. Zurzolo	13,000	4,400
Max S. Byfuglin	12,000	3,800

The options on the Company’s common stock were granted at an exercise price of $48.01 per share, which was the closing price for the Company’s common stock on March 5, 2015, the date of grant.  These stock options vest as to 20% of the shares on each of March 5, 2016, March 5, 2017, March 5, 2018, March 5, 2019 and March 5, 2020.

Restricted shares of the Company’s common stock were granted subject to achievement of a performance condition approved by stockholders under the 2010 Stock Incentive Plan, which condition provides that vesting of the award is subject to the Company’s cumulative fully diluted earnings per share being equal to or greater than (i) a combined target for 2015 and 2016, or (ii) a combined target for 2015, 2016 and 2017, whichever occurs earlier. If the performance condition is satisfied, the grants are then subject to time-based vesting at the rate of 60% of the shares on March 5, 2018 and 20% of the shares on each of March 5, 2019 and March 5, 2020.

These grants were made pursuant to the terms and conditions of a form of Notice of Stock Option Grant Agreement and/or Restricted Grant Agreement for executive officers approved by the Compensation Committee on March 6, 2014.

ITEM 8.01         OTHER EVENTS

The Company announced on March 5, 2015 that for the second consecutive year FORTUNE magazine has recognized it as one of the “100 Best Companies to Work For®.” The Cheesecake Factory ranked 88, and is the only restaurant company on the list, which recognizes companies with a strong culture based primarily on a survey that measures employee engagement, pride, trust and camaraderie in the workplace.

The full list and related stories will be published in the March 9, 2015 edition of FORTUNE magazine.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)         Exhibits

99.1	The Cheesecake Factory Named on Fortune’s “100 Best Companies To Work For” List For Second Consecutive Year

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2015	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ Cheryl M. Slomann
Cheryl M. Slomann
Senior Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit	Description
99.1	The Cheesecake Factory Named on Fortune’s “100 Best Companies To Work For” List For Second Consecutive Year